Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

IR Contact

Lawrence Delaney, Jr.

Investor Relations Advisor

714-734-5142

or

Media Contact

Joelle Shreves

Vice President of Marketing & Corporate Communications

703-707-6904

NCI RECEIVES NASDAQ NOTIFICATION REGARDING LATE FORM 10-K FILING

RESTON, Va., March 24, 2017 – NCI, Inc. (NASDAQ: NCIT) (“NCI” or the “Company”), a leading provider of information technology and professional services and solutions to U.S. Federal Government agencies, announced today that on March 21, 2017, it received a notice from the NASDAQ Stock Market (“NASDAQ”) stating the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2016, with the U.S. Securities and Exchange Commission. This notification was issued in accordance with standard NASDAQ procedures and has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Select Market.

As previously disclosed in the Company’s Notification of Late Filing on Form 12b-25 filed on March 16, 2017, the delay relates to the timing of the previously announced internal investigation initiated by the Company following its discovery that the Company’s former controller had been embezzling money from the Company.

The NASDAQ notification of noncompliance indicates that the Company has until May 22, 2017, to submit a plan to regain compliance with the NASDAQ continued listing standards. The Company expects to file its Form 10-K as soon as reasonably practicable and intends to do so by May 22, 2017, and thereby regain compliance with the NASDAQ continued listing standards and eliminate the requirement to submit a plan of compliance to NASDAQ.

About NCI, Inc.:

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health and civilian government agencies. The Company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile development and integration; cybersecurity and information assurance; engineering and logistics; big data and data analytics; IT infrastructure optimization and service management; and health and program integrity. Headquartered in Reston, Virginia, NCI has approximately 2,000 employees operating at more than 100 locations worldwide. For more information, visit www.nciinc.com or email investor@nciinc.com.

Exhibit 99.1

Forward Looking Statements

Portions of this press release may constitute “forward-looking statements,” and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA and should not be relied upon as representing our views as of any subsequent date. We are under no obligation to, and expressly disclaim any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding: (a) the Company’s internal investigation and the timing for the completion thereof; (b) when the Company intends to file its Form 10-K; and (c) the Company’s ability to regain compliance with the NASDAQ continued listing standards. The statements are based on the current beliefs and expectations of management and as such are subject to significant risks and uncertainties. Such forward-looking statements are based on information available to us as of the date of this release and involve a number of risks and uncertainties, some beyond our control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include the uncertainty surrounding the timing of the Company’s internal investigation, the Company’s ability to file its Form 10-K before May 22, 2017, and the Company’s regaining compliance with the NASDAQ continued listing standards. Additional information that could lead to material changes in our performance is contained in our filings with the Securities and Exchange Commission.

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